UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

LifeStance Health Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40478	86-1832801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N. Scottsdale Road Suite 2500
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 602 767-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer

On February 25, 2025, the Board of Directors of LifeStance Health Group, Inc. (“LifeStance” or the “Company”) promoted David Bourdon to serve as the Company’s Chief Executive Officer effective as of March 3, 2025 (the “CEO Start Date”). Mr. Bourdon has served as the Company’s Chief Financial Officer and Treasurer since 2022, during which time he played an instrumental role in leading the Company through a period of strong financial performance.

Mr. Bourdon will succeed Kenneth Burdick, who has served as the Company’s Chief Executive Officer since 2022 and who is retiring from his position, effective as of the CEO Start Date. Mr. Burdick will continue to serve on the Board of Directors as the Executive Chairman. The Board of Directors also appointed Mr. Bourdon to serve as a Class II director of the Company, effective as of the CEO Start Date.

In connection with his appointment as Chief Executive Officer, effective as of the CEO Start Date, the Company and Mr. Bourdon entered into an amendment to Mr. Bourdon’s employment agreement (the “Bourdon Amendment”) that provides for an entitlement to an annual base salary of $700,000 and an annual bonus opportunity with a target equal to 100% of his base salary, blended for calendar year 2025 based on the portions of such year that the applicable target bonus and base salary were in effect, and with the actual amount of such bonus based upon achievement of performance objectives.

In connection with his appointment as Executive Chairman, effective as of the CEO Start Date, the Company and Mr. Burdick entered into an amendment to Mr. Burdick’s employment agreement (the “Burdick Amendment”) that provides for an entitlement to an annual base salary of $200,000 and an annual bonus opportunity with a target equal to 100% of his base salary, blended for calendar year 2025 based on the portions of such year that the applicable target bonus were in effect, and with the actual amount of such bonus based upon achievement of performance objectives.

Chief Financial Officer

On February 25, 2025, the Board of Directors also appointed Ryan McGroarty as the Company’s Chief Financial Officer and Treasurer, effective as of March 17, 2025 (the “CFO Start Date”), to succeed Mr. Bourdon in that role.

Prior to joining LifeStance, Mr. McGroarty has served as the Chief Financial Officer of Help at Home, LLC, the largest U.S. homecare company, since September 2021, where he led finance, accounting, treasury and revenue management functions. Previously, Mr. McGroarty held a variety of positions with The Cigna Group, including Chief Financial Officer, Vice President, Government Business Segment from 2017 to September 2021 and Chief Financial Officer of Cigna HealthSpring from 2014 to 2017. Mr. McGroarty holds a Bachelor of Arts in Finance degree from Michigan State University and an MBA from the University of Rochester.

In connection with his appointment as Chief Financial Officer and Treasurer, the Company and Mr. McGroarty entered into an employment agreement (the “Employment Agreement”) that provides for an entitlement to an annual base salary of $550,000 and, beginning for calendar year 2025, an annual bonus opportunity with a target equal to 85% of his base salary, with the actual amount of such bonus based upon achievement of performance objectives. In connection with his commencement of employment, Mr. McGroarty will receive a one-time cash signing bonus in the amount of $570,000, which is subject to repayment in certain circumstances.

In connection with his appointment, on the CFO Start Date, Mr. McGroarty will be granted a one-time initial equity award pursuant to the Company’s 2021 Equity Incentive Plan in the form of time-based restricted stock units and performance-based restricted stock units of the Company with an aggregate target grant date value of approximately $5,000,000. The time-based restricted stock units will vest in equal installments on each of the first three anniversaries of the date of grant, generally subject to Mr. McGroarty’s continued employment through the applicable vesting date. The performance-based restricted stock units will vest in equal installments on each of the first three anniversaries of the date of grant solely to the extent that the underlying performance targets for the relevant period are achieved, generally subject to Mr. McGroarty’s continued employment through the applicable vesting date.

Under the terms of the Employment Agreement, if Mr. McGroarty’s employment is terminated by the Company without cause or if Mr. McGroarty resigns for good reason, subject to his execution of a release of claims in favor of the Company, he will be entitled to receive severance payments and benefits, including continued payment of his base salary for a period of 12 months following termination. Mr. McGroarty will also be eligible to receive severance payments and benefits under the Company’s Severance and Change in Control Policy upon a termination of his employment in certain circumstances.

The Employment Agreement also contains certain restrictive covenant obligations, including covenants relating to confidentiality and assignment of inventions, as well as covenants not to compete or solicit certain of our service providers, customers, and suppliers during Mr. McGroarty’s employment and for 18 months after termination of employment.

The foregoing descriptions of the Bourdon Amendment for Mr. Bourdon, the Burdick Amendment for Mr. Burdick and the Employment Agreement for Mr. McGroarty do not purport to be complete and are qualified in their entirety by the full text of the agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the above leadership transition is attached hereto as Exhibit 99.1. The information furnished under Item 7.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference into the Company’s filings with the Securities and Exchange Commission under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated February 27, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LifeStance Health Group, Inc.

Date: February 27, 2025	By:	/s/ Ryan Pardo
Ryan Pardo Chief Legal Officer and Secretary